CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the

Registration Statement on Form N-1A of Franklin Rising Dividend Fund and to the

use of our reports dated November 11, 2010 on the financial statements and financial highlights of Franklin Rising Dividend Fund, a series of shares of

Franklin Managed Trust. Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 25, 2011